Exhibit 10.15
PROMISSORY NOTE
Principal Amount: $250,000
Date of Note: June 16, 2011
THIS PROMISSORY NOTE (the “Note”) is entered into between Veramark Technologies, Inc., a corporation organized under the laws of Delaware (the “Licensee”), and Asentinel LLC, a Tennessee limited liability company (“Asentinel”).
In consideration of the grant of the license by Asentinel to Licensee, pursuant to the Nonexclusive Patent License and Settlement Agreement, dated as of June 16, 2011 between the Licensee and Asentinel (“License Agreement”), Licensee hereby promises to pay to the order of Asentinel the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).
Payment. The principal shall be payable to Asentinel at International Place Tower 2, 6410 Poplar Avenue, Suite 200, Memphis, Tennessee 38119, or at such other place as Asentinel or the holder hereof may designate in writing.
Maturity Date. The maturity date of this Note is June 16, 2012 (the “Maturity Date”).
Default and Post-Maturity Interest. If the Note is not paid on or before the Maturity Date, interest will accrue on any unpaid balance of principal, interest and other charges arising under this Note at the maximum lawful rate of interest permitted by applicable law on such date, or on the date hereof, whichever is greater.
Default and Remedies. Licensee shall be in default under this Note upon the occurrence of any one of the following events: (1) the failure to pay, when due, any amount required to be paid pursuant to the terms of this Note; and (2) Licensee shall file, or have filed against Licensee, or otherwise be subjected to any voluntary or involuntary bankruptcy, receivership, arrangement or other insolvency proceeding or shall make an assignment for the benefit of creditors. Upon default Asentinel may, at its option, declare the entire unpaid balance of principal, and any other amounts due or remaining outstanding and unpaid under this Note immediately due and payable without notice or demand and at any time. Upon default Asentinel shall have all of the rights and remedies set forth herein and, in addition, all rights and remedies as allowed and provided by applicable laws, all of which shall be cumulative and may be exercised successively or concurrently and in any order at the election of Asentinel. Upon default, Asentinel, at its option, may terminate the License Agreement and the license granted to the Licensee.
Purpose. Licensee acknowledges and agrees that the purpose of this Note is part of the Licensee’s consideration to Asentinel for acquiring the license pursuant to the License Agreement.
Prepayment. Licensee may prepay this Note in whole or in part at any time on one Business Day’s notice without any penalty or prepayment fee.
Costs of Collection and Enforcement. Licensee agrees to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys’ fees and expenses paid or incurred by Asentinel as a result of such collection or enforcement, whether or not a lawsuit is filed with respect thereto, and including any administrative, appellate, receivership and/or bankruptcy proceedings.

No Assignment or Assumption. This Note cannot, without the express written consent of Asentinel, be assigned or assumed by any person or entity.
Waiver. Licensee hereby waives demand, presentment, protest, notice of non-payment, dishonor, and notice of dishonor of the Note. Licensee further waives (a) any right to immunity from any action or proceeding relating to this Note and any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (b) any right to interpose any setoff or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding; and (c) all provisions and requirements of law for the benefit of Licensee now or hereafter in force and effect. Failure of Asentinel to exercise any right or remedy in the event of a default hereunder shall not constitute a waiver of the right to exercise such right or remedy in the event of a subsequent default. Waiver by Asentinel at any time of any right conferred by this Note or any agreement securing same will not apply to any future occasion nor affect Asentinel’s future exercise of said right or any other rights which Asentinel may have. No waiver of any right or remedy by Asentinel shall be effective unless made in writing and signed by Asentinel.
No Usury. In no event shall any agreed or actual interest or other charge made or taken on the Note exceed the limits (if any) imposed or provided by law applicable from time to time to the Note. In the event the interest provisions or any other charges provided for by this Note shall result at any time or for any reason in an effective rate of interest or a charge that exceeds or transcends the maximum rate of interest or the maximum charge permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall automatically be reduced to such limit and all sums received by Asentinel in excess of those lawfully collectible as interest or a charge shall be applied against the principal of the Note immediately upon Asentinel’s receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Asentinel had agreed to accept such extra payments as a premium-free prepayment.
Amendment; Notices. This Note cannot be modified or amended except by written instrument signed by Asentinel. Any notice required to be given to Licensee shall be deemed sufficient if delivered personally to Licensee or if mailed, postage prepaid, to Licensee’s address as it appears in this Note (or, if none appears, to any address for Licensee then registered in Asentinel’s records).
Applicable Law and Binding Effect. This Note shall be governed by the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Tennessee. Licensee agrees and stipulates that service of process in any action or proceeding brought in connection with this Note shall be properly made if mailed by registered or certified mail, postage prepaid, to the address for Licensee then registered in Asentinel’s records for Licensee and that any process so served shall be effective ten (10) days after mailing. No provision of this Note shall limit Asentinel’s right to serve legal process in any other manner permitted by law. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be determined to be invalid or unenforceable under applicable law, such provision shall be invalid or unenforceable only to the extent of such invalidity or unenforceability, without invalidating or making unenforceable the remainder of such provision or the remaining terms and provisions of this Note. Whenever in this Note reference is made to Asentinel such reference shall be deemed to include its successors, transferees and assigns and the rights and benefits of Asentinel under this Note shall inure to the benefit of said successors, transferees and assigns. Whenever in this Note reference is made to Licensee, such reference shall be deemed to include Licensee’s successors, and permitted transferees and assigns and the terms, conditions and obligations of this Note shall be binding upon and shall inure to the benefit of successors, and permitted transferees and assigns. Licensee’s successors, permitted transferees and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Licensee.

Jurisdiction and Venue; Waiver of Jury Trial. LICENSEE HEREBY KNOWINGLY AND VOLUNTARILY AGREES THAT THE JURISDICTION AND VENUE FOR ANY ACTION INSTITUTED BY ASENTINEL TO COLLECT UPON OR OTHERWISE ENFORCE THIS NOTE SHALL BE IN THE COUNTY OF SHELBY IN THE STATE OF TENNESSEE. LICENSEE FURTHER KNOWINGLY AND VOLUNTARILY WAIVES THE RIGHT TO HAVE A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS NOTE, OR AGREEMENTS EXECUTED IN CONNECTION WITH THE NOTE, OR ANY OTHER COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. LICENSEE ACKNOWLEDGES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT TO ASENTINEL IN EXTENDING CREDIT TO LICENSEE, THAT ASENTINEL WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS PROVISION, AND THAT LICENSEE HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS PROVISION AND UNDERSTANDS THE LEGAL EFFECT OF THIS PROVISION.
By executing this Note, Licensee acknowledges having read the terms and provisions of the Note and having voluntarily agreed to the terms and provisions hereof.
Executed to be effective on the date first written above.

LICENSEE:

Veramark Technologies, Inc.

By:	/s/ Anthony C. Mazzullo

Its:	President and CEO

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